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                                                                       EXHIBIT 5

                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

                        315 DEADERICK STREET, SUITE 2700
                        NASHVILLE, TENNESSEE 37238-0002
                                 (615) 742-6200
                                www.bassberry.com

       KNOXVILLE OFFICE                                   MEMPHIS OFFICE
 900 SOUTH GAY STREET, SUITE 1700                 THE TOWER AT PEABODY PLACE
       KNOXVILLE, TN 37902                         100 PEABODY PLACE, SUITE 950
         (865) 521-6200                               MEMPHIS, TN 38103-2625
                                                           (901) 543-5900



                                 March 20, 2001

O'Charley's Inc.
3038 Sidco Drive
Nashville, TN  37204

         RE:      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as your counsel in connection with your preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on March 20, 2001, covering 2,300,000 shares of no par value common stock (the "Common Stock") of O'Charley's Inc. (the "Company") to be sold by the Company to the underwriters represented by First Union Securities, Inc., U.S. Bancorp Piper Jaffray Inc., and SunTrust Equitable Securities Corporation (the "Underwriters") for public distribution pursuant to the Underwriting Agreement between the Company and the Underwriters to be filed as an exhibit to the Registration Statement. Such 2,300,000 shares of Common Stock include 300,000 shares that may be purchased by the Underwriters upon the exercise of an option to cover over-allotments.

         In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photographic copies.

         Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be sold by the Company, when issued and delivered in the manner and on the terms described in the Registration Statement (after the same is declared effective), will be validly issued, fully paid, and nonassessable.

         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.


                                                Very truly yours,

                                                /s/ Bass, Berry & Sims PLC